CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the 10-Q of EuroGas Inc. (the "Company") for the period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Harald Schmidt, Executive Vice President and Interim Accounting and Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 26, 2010

By: /s/ Harald Schmidt
Name: Harald Schmidt
Title: Executive Vice President and Interim Accounting and Financial Officer